Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

The list below represents the entities that will be subsidiaries of the registrant upon consummation of the Corporate Reorganization:

Company	State or country of incorporation
Anion Quimica Industrial S.A.	Brazil
Aprochim Filtersystems GmbH	Germany
Aprochim Spa	Italy
Autotype Holdings (USA) Inc.	Illinois
Bayport Chemical Services Inc	Texas
Canning Gumm LLC	Delaware
CPS Chemical products & Services A/S	Denmark
Dynacircuits LLC	Illinois
Echo International Inc.	Delaware
Establishment Godel SA	France
Huntington Ave Development LLC	Delaware
MacDermid Actium Ltd	United Kingdom
MacDermid Acumen Inc.	Delaware
MacDermid Anion Inc.	Delaware
MacDermid Autotype Inc.	Delaware
MacDermid Autotype Ltd	United Kingdom
MacDermid Autotype Pye Ltd	Singapore
MacDermid Benelux BV	Netherlands
MacDermid Brazil Inc	Delaware
MacDermid Canning GmbH	Germany
Macdermid Canning Ltd	United Kingdom
MacDermid Chemicals Argentina Inc.	Delaware
MacDermid Chemicals Inc.	Canada
MacDermid Continental Investments Ltd	United Kingdom
MacDermid CZ s.r.o	Czech Republic
MacDermid do Brazil Ltda	Brazil
MacDermid Dutch Investments CV	Netherlands
MacDermid Espanola SA	Spain
MacDermid Equipment GmbH	Germany
MacDermid Europe Ltd	United Kingdom
MacDermid Europe S.A.S	France
MacDermid European Holdings BV	Netherlands
MacDermid Financial BV	Netherlands
MacDermid France S.A.	France
Macdermid GB Holdings Ltd	United Kingdom
MacDermid German Holdings GmbH	Germany
Macdermid GmbH	Germany

MacDermid Holdings S.A.S	France
MacDermid Holdings BV	Netherlands
MacDermid Hong Kong Ltd	Hong Kong
MacDermid Houston Inc	Delaware
MacDermid, Incorporated	Connecticut
MacDermid India	India
MacDermid International Investments LLC	Delaware
MacDermid International Partners	Delaware
MacDermid Investment Corp.	Delaware
MacDermid Italiana srl	Italy
MacDermid Italian Holdings srl	Italy
MacDermid Korea Inc.	South Korea
MacDermid Mauritius	Mauritius
MacDermid Mexico Sa de CV	Mexico
MacDermid Netherlands Cooperatief WA	Netherlands
MacDermid New Zealand Ltd	New Zealand
MacDermid Overseas Asia Ltd	Delaware
MacDermid Palmer Investments LLC	Delaware
MacDermid Panyu Specialty Chemical Co. Ltd	China
MacDermid Plc	United Kingdom
MacDermid Printing Solutions LLC	Delaware
MacDermid Printing solutions Ltd	United Kingdom
MacDermid Scandinavia AB	Sweden
MacDermid Services Mexico	Mexico
MacDermid Singapore Pte Ltd	Singapore
MacDermid South America Inc.	Delaware
MacDermid South Atlantic Inc.	Delaware
MacDermid Suisse Sarl	Switzerland
MacDermid Taiwan Holdings BV	Netherlands
MacDermid Taiwan Ltd	Taiwan
MacDermid Technology (Suzhou) Co. Ltd	China
MacDermid Texas Inc	Delaware
MacDermid Thailand Inc	Thailand
MacDermid UK Ltd	United Kingdom
MacDermid US Holdings LLC	Delaware
Marston bentley Ltd	United Kingdom
MIT Belgium NV	Belgium
MIT Europe BV	Netherlands
MPS Acumen Inc.	Delaware
MRD Acquisition Corp.	Delaware
Napp Printing Plate Distribution	Delaware
Napp Systems Inc	Delaware
Nippon MacDermid Co. Ltd	Japan
Polyfibron Services S de Rl de Cv	Mexico

PTI Mexico Holdings	Mexico
PTI Mexico Operations SA de CV	Mexico
PTI Prodcutos Technicos para Impressao Ltd	Brazil
Sextant Inc	Connecticut
Specialty Polymers Inc.	Massachusetts
Surface Treatments Ltd	United Kingdom
Tabitha Holdings BV	Netherlands
Vernon Rockville Development LLC	Connecticut
W Canning Australia Pty Ltd	Australia
W Canning Inc.	Delaware
W Canning International BV	Netherlands
W Canning Ltd (partnership)	Texas
W Canning USA LLC	Delaware